Exhibit 99.1

HESS CORPORATION

HESS REPORTS ESTIMATED RESULTS FOR THE THIRD QUARTER OF 2023
Key Development:
•On October 23rd the Corporation entered into an agreement to merge with Chevron. The transaction is expected to close in the first half of 2024
Third Quarter Financial and Operational Highlights:
•Net income was $504 million, or $1.64 per share, compared with net income of $515 million, or $1.67 per share, in the third quarter of 2022; adjusted net income1 in the third quarter of 2022 was $583 million, or $1.89 per share
•Oil and gas net production was 395,000 barrels of oil equivalent per day (boepd), up 13% from 351,000 boepd, proforma for asset sold, in the third quarter of 2022
•Bakken net production was 190,000 boepd, up 14% from 166,000 boepd in the third quarter of 2022; Guyana net production was 108,000 barrels of oil per day (bopd), compared with 98,000 bopd in the prior-year quarter
•E&P capital and exploratory expenditures were $998 million, compared with $701 million in the prior-year quarter
Updated 2023 Full Year Guidance:
•Net production is now forecast to be approximately 390,000 boepd, which is at the upper end of the previous guidance range of 385,000 boepd to 390,000 boepd
•E&P capital and exploratory expenditures are expected to be approximately $4.1 billion, up from previous guidance of $3.7 billion, reflecting the decision to purchase the Liza Unity floating production, storage and offloading vessel (FPSO) in the fourth quarter of 2023 instead of the first quarter of 2024
NEW YORK, October 25, 2023 — Hess Corporation (NYSE: HES) today reported net income of $504 million, or $1.64 per share, in the third quarter of 2023, compared with net income of $515 million, or $1.67 per share, in the third quarter of 2022. On an adjusted basis, the Corporation reported net income of $583 million, or $1.89 per share, in the third quarter of 2022. The decrease in adjusted after-tax results compared with the prior-year quarter reflects lower realized selling prices, partially offset by the net impact of higher production volumes, in the third quarter of 2023.

1.“Adjusted net income” is a non-GAAP financial measure. The reconciliation to its nearest GAAP equivalent measure, and its definition, appear on pages 6 and 7, respectively.

After-tax income (loss) by major operating activity was as follows:

	Three Months Ended September 30, (unaudited)		Nine Months Ended September 30, (unaudited)
	2023	2022	2023	2022

	(In millions, except per share amounts)
Net Income Attributable to Hess Corporation
Exploration and Production	$529	$572	$1,089	$1,755
Midstream	66	68	189	205
Corporate, Interest and Other	(91)	(125)	(309)	(361)
Net income attributable to Hess Corporation	$504	$515	$969	$1,599
Net income per share (diluted)	$1.64	$1.67	$3.15	$5.16

Adjusted Net Income Attributable to Hess Corporation
Exploration and Production	$529	$626	$1,171	$1,809
Midstream	66	68	189	205
Corporate, Interest and Other	(91)	(111)	(309)	(360)
Adjusted net income attributable to Hess Corporation	$504	$583	$1,051	$1,654
Adjusted net income per share (diluted)	$1.64	$1.89	$3.42	$5.33

Weighted average number of shares (diluted)	307.7	308.9	307.5	310.1

Exploration and Production:
E&P net income was $529 million in the third quarter of 2023, compared with $572 million in the third quarter of 2022. On an adjusted basis, E&P third quarter 2022 net income was $626 million. The Corporation’s average realized crude oil selling price, including the effect of hedging, was $81.53 per barrel in the third quarter of 2023, compared with $85.32 per barrel in the prior-year quarter. The average realized natural gas liquids (NGL) selling price in the third quarter of 2023 was $20.17 per barrel, compared with $35.44 per barrel in the prior-year quarter, while the average realized natural gas selling price was $4.57 per mcf, compared with $5.85 per mcf in the third quarter of 2022.
Net production was 395,000 boepd in the third quarter of 2023, compared with 351,000 boepd, proforma for asset sold, in the third quarter of 2022, primarily due to higher production in the Bakken, Guyana, and Southeast Asia.
Cash operating costs, which include operating costs and expenses, production and severance taxes, and E&P general and administrative expenses, were $14.04 per barrel of oil equivalent (boe) in the third quarter of 2023, compared with $13.64 per boe, proforma for asset sold, in the prior-year quarter.

Operational Highlights for the Third Quarter of 2023:
Bakken (Onshore U.S.):  Net production from the Bakken was 190,000 boepd in the third quarter of 2023, compared with 166,000 boepd in the prior-year quarter, reflecting increased drilling and completion activity and higher NGL and natural gas volumes received under percentage of proceeds contracts due to lower commodity prices. NGL and natural gas volumes received under percentage of proceeds contracts were 19,000 boepd in the third quarter of 2023, compared with 11,000 boepd in the third quarter of 2022, due to lower realized NGL and natural gas prices increasing volumes received as consideration for gas processing fees. During the third quarter of 2023, the Corporation drilled 28 wells, completed 41 wells, and brought 26 new wells online.
Gulf of Mexico (Offshore U.S.):  Net production from the Gulf of Mexico in the third quarter of 2023 was 28,000 boepd, compared with 30,000 boepd in the prior-year quarter.
Guyana (Offshore): At the Stabroek Block (Hess – 30%), net production from the Liza Destiny and the Liza Unity FPSOs totaled 108,0002 bopd in the third quarter of 2023, compared with 98,0002 bopd in the prior-year quarter. In the third quarter of 2023, we sold nine cargos of crude oil from Guyana, compared with eight cargos in the prior-year quarter.
During the third quarter of 2023, a mechanical issue on the Liza Destiny reduced production during the quarter. Repairs were completed by the operator in October that resolved the issue, and production is currently in the range of 150,000 gross bopd to 160,000 gross bopd.
The third development, Payara, with a production capacity of approximately 220,000 gross bopd, will startup in the fourth quarter. The fourth development, Yellowtail, was sanctioned in April 2022 with a production capacity of approximately 250,000 gross bopd and first production expected in 2025. The fifth development, Uaru, was sanctioned in April 2023 with a production capacity of approximately 250,000 gross bopd and first production expected in 2026. The operator submitted the field development plan for the sixth development, Whiptail, to the Government of Guyana in October.
The successful Lancetfish-2 appraisal well encountered approximately 125 feet of net oil pay in appraisal reservoirs and approximately 65 feet of net oil pay in a new discovery interval. The well was drilled in 5,649 feet of water and is located approximately 4 miles southeast of the Lancetfish-1 discovery well.
Southeast Asia (Offshore): Net production at North Malay Basin and JDA was 69,000 boepd in the third quarter of 2023, compared with 57,000 boepd in the prior-year quarter, primarily due to planned maintenance at both North Malay Basin and JDA during the third quarter of 2022.

Midstream:
The Midstream segment had net income of $66 million in the third quarter of 2023, compared with net income of $68 million in the prior-year quarter.
In September 2023, Hess Midstream Operations LP (HESM Opco), a consolidated subsidiary of Hess Midstream LP (HESM), repurchased approximately 3.3 million HESM Opco Class B units held by Hess Corporation and Global Infrastructure Partners for $100 million, of which the Corporation received $50 million. The repurchase of the Class B units was financed by HESM Opco’s revolving credit facility. After giving effect to the transaction, the Corporation owns approximately 38% of HESM on a consolidated basis.
Corporate, Interest and Other:
After-tax expense for Corporate, Interest and Other was $91 million in the third quarter of 2023, compared with $125 million in the third quarter of 2022. On an adjusted basis, after-tax expense for Corporate, Interest and Other was $111 million in the third quarter of 2022. Adjusted corporate and other expenses decreased by $6 million in the third quarter of 2023, primarily due to higher interest income. Interest expense decreased by $14 million in the third quarter of 2023, reflecting higher capitalized interest.
Capital and Exploratory Expenditures:
E&P capital and exploratory expenditures were $998 million in the third quarter of 2023, compared with $701 million in the prior-year quarter, primarily due to development activities in Guyana and higher drilling activity in the Bakken. Full year 2023 E&P capital and exploratory expenditures are expected to be approximately $4.1 billion, up from previous guidance of $3.7 billion, reflecting the decision to purchase the Liza Unity FPSO in the fourth quarter of 2023 instead of the first quarter of 2024.
Midstream capital expenditures were $65 million in the third quarter of 2023 and $60 million in the prior-year quarter.
Liquidity:
Excluding the Midstream segment, Hess Corporation had cash and cash equivalents of $2.0 billion and debt and finance lease obligations totaling $5.6 billion at September 30, 2023. The Midstream segment had cash and cash equivalents of $4 million and total debt of $3.1 billion at September 30, 2023. The Corporation’s debt to capitalization ratio as defined in its debt covenants was 34.3% at September 30, 2023 and 36.1% at December 31, 2022.

Net cash provided by operating activities was $986 million in the third quarter of 2023, compared with $1,339 million in the third quarter of 2022. Net cash provided by operating activities before changes in operating assets and liabilities3 was $1,249 million in the third quarter of 2023, compared with $1,405 million in the prior-year quarter. During the third quarter of 2023 and the third quarter of 2022, changes in operating assets and liabilities decreased cash flow from operating activities by $263 million and $66 million, respectively.
Items Affecting Comparability of Earnings Between Periods:
The following table reflects the total after-tax income (expense) of items affecting comparability of earnings between periods:

	Three Months Ended September 30, (unaudited)		Nine Months Ended September 30, (unaudited)
	2023	2022	2023	2022

	(In millions)
Exploration and Production	$—	$(54)	$(82)	$(54)
Midstream	—	—	—	—
Corporate, Interest and Other	—	(14)	—	(1)
Total items affecting comparability of earnings between periods	$—	$(68)	$(82)	$(55)
Third Quarter 2022: E&P results included impairment charges of $28 million ($28 million after income taxes) that resulted from updates to the Corporation’s estimated abandonment liabilities for non-producing properties in the Gulf of Mexico and $26 million ($26 million after income taxes) related to the Penn State Field in the Gulf of Mexico. Results for Corporate, Interest and Other included a charge of $14 million ($14 million after income taxes) for legal costs related to a former downstream business.

2.Net production from Guyana included 14,000 bopd of tax barrels in the third quarter of 2023 and 7,000 bopd of tax barrels in the third quarter of 2022.
3.“Net cash provided by (used in) operating activities before changes in operating assets and liabilities” is a non-GAAP financial measure.  The reconciliation to its nearest GAAP equivalent measure, and its definition, appear on pages 6 and 7, respectively.

Reconciliation of U.S. GAAP to Non-GAAP Measures:
The following table reconciles reported net income attributable to Hess Corporation and adjusted net income:

	Three Months Ended September 30, (unaudited)		Nine Months Ended September 30, (unaudited)
	2023	2022	2023	2022

	(In millions)
Net income attributable to Hess Corporation	$504	$515	$969	$1,599
Less: Total items affecting comparability of earnings between periods	—	(68)	(82)	(55)
Adjusted net income attributable to Hess Corporation	$504	$583	$1,051	$1,654
The following table reconciles reported net cash provided by (used in) operating activities from net cash provided by (used in) operating activities before changes in operating assets and liabilities:

	Three Months Ended September 30, (unaudited)		Nine Months Ended September 30, (unaudited)
	2023	2022	2023	2022

	(In millions)
Net cash provided by (used in) operating activities before changes in operating assets and liabilities	$1,249	$1,405	$3,255	$3,820
Changes in operating assets and liabilities	(263)	(66)	(657)	(1,128)
Net cash provided by (used in) operating activities	$986	$1,339	$2,598	$2,692
Investor Conference Call:
Due to the pending merger with Chevron, the Company will not host a conference call to review its third quarter 2023 results.
Hess Corporation is a leading global independent energy company engaged in the exploration and production of crude oil and natural gas.  More information on Hess Corporation is available at www.hess.com.
Forward-looking Statements
This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipate,” “estimate,” “expect,” “forecast,” “guidance,” “could,” “may,” “should,” “would,” “believe,” “intend,” “project,” “plan,” “predict,” “will,” “target” and similar expressions identify forward-looking statements, which are not historical in nature. Our forward-looking statements may include, without limitation: our future financial and operational results; our business strategy; estimates of our crude oil and natural gas reserves and levels of production; benchmark prices of crude oil, NGL and natural gas and our associated realized price differentials; our projected budget and capital and exploratory expenditures; expected timing and completion of our development projects; information about sustainability goals and targets and planned social, safety and environmental policies, programs and initiatives; future economic and market conditions in the oil and gas industry; and expected timing and completion of our proposed merger with Chevron.
Forward-looking statements are based on our current understanding, assessments, estimates and projections of relevant factors and reasonable assumptions about the future. Forward-looking statements are subject to certain known and unknown risks and uncertainties that could cause actual results to differ materially from our historical experience and our current projections or expectations of future results expressed or implied by these forward-looking statements. The following important factors could cause actual results to differ materially from those in our forward-looking statements: fluctuations in market prices of crude oil, NGL and natural gas and competition in the oil and gas exploration and production industry; reduced demand for our products, including due to perceptions regarding the oil and gas industry, competing or alternative energy products and political conditions and events; potential failures or delays in increasing oil and gas reserves, including as a result of unsuccessful exploration activity, drilling risks and unforeseen reservoir conditions, and in achieving expected production levels; changes in tax, property, contract and other laws, regulations and governmental actions applicable to our business, including legislative and regulatory initiatives regarding environmental concerns, such as measures to limit greenhouse gas emissions and flaring, fracking bans as well as restrictions on oil and gas leases; operational changes and expenditures due to climate change and sustainability related initiatives; disruption or interruption of our operations due to catastrophic and other events, such as accidents, severe weather, geological events, shortages of skilled labor, cyber-attacks, public health measures, or climate change; the ability of our contractual counterparties to satisfy their obligations to us, including the operation of joint ventures under which we may not control and exposure to decommissioning liabilities for divested assets in the event the current or future owners are unable to perform; unexpected changes in technical requirements for constructing, modifying or operating exploration and production facilities and/or the inability to timely obtain or maintain necessary permits; availability and costs of employees and other personnel, drilling rigs, equipment, supplies and other required services; any limitations on our access to capital or increase in our cost of capital, including as a result of limitations on investment in oil and gas activities, rising interest rates or negative outcomes within commodity and financial markets; liability resulting from environmental obligations and litigation, including heightened risks associated with being a general partner of HESM; risks and uncertainties associated with our proposed merger with Chevron; and other factors described in Item 1A—Risk Factors in our Annual Report on Form 10-K and any additional risks described in our other filings with the Securities and Exchange Commission (SEC).
As and when made, we believe that our forward-looking statements are reasonable. However, given these risks and uncertainties, caution should be taken not to place undue reliance on any such forward-looking statements since such statements speak only as of the date when made and there can be no assurance that such forward-looking statements will occur and actual results may differ materially from those contained in any forward-looking statement we make. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events or otherwise.
Non-GAAP financial measures
The Corporation has used non-GAAP financial measures in this earnings release. “Adjusted net income” presented in this release is defined as reported net income attributable to Hess Corporation excluding items identified as affecting comparability of earnings between periods. “Net cash provided by (used in) operating activities before changes in operating assets and liabilities” presented in this release is defined as Net cash provided by (used in) operating activities excluding changes in operating assets and liabilities. Management uses adjusted net income to evaluate the Corporation’s operating performance and believes that investors’ understanding of our performance is enhanced by disclosing this measure, which excludes certain items that management believes are not directly related to ongoing operations and are not indicative of future business trends and operations. Management believes that net cash provided by (used in) operating activities before changes in operating assets and liabilities demonstrates the Corporation’s ability to internally fund capital expenditures, pay dividends and service debt. These measures are not, and should not be viewed as, a substitute for U.S. GAAP net income or net cash provided by (used in) operating activities. A reconciliation of reported net income attributable to Hess Corporation (U.S. GAAP) to adjusted net income, and a reconciliation of net cash provided by (used in) operating activities (U.S. GAAP) to net cash provided by (used in) operating activities before changes in operating assets and liabilities are provided in the release.
Cautionary Note to Investors
We use certain terms in this release relating to resources other than proved reserves, such as unproved reserves or resources.  Investors are urged to consider closely the oil and gas disclosures in Hess Corporation’s Form 10-K, File No. 1-1204, available from Hess Corporation, 1185 Avenue of the Americas, New York, New York 10036 c/o Corporate Secretary and on our website at www.hess.com.  You can also obtain this form from the SEC on the EDGAR system.

For Hess Corporation
Investor Contact:
Jay Wilson
(212) 536-8940
Media Contacts:
Lorrie Hecker
(212) 536-8250
Jamie Tully
Sard Verbinnen & Co
(917) 679-7908

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	Third Quarter 2023	Third Quarter 2022	Second Quarter 2023
Income Statement

Revenues and non-operating income
Sales and other operating revenues	$2,800	$3,122	$2,289
Gains on asset sales, net	2	—	—
Other, net	35	35	31
Total revenues and non-operating income	2,837	3,157	2,320
Costs and expenses
Marketing, including purchased oil and gas	696	982	547
Operating costs and expenses	467	398	454
Production and severance taxes	61	72	46
Exploration expenses, including dry holes and lease impairment	65	58	99
General and administrative expenses	115	109	108
Interest expense	117	125	122
Depreciation, depletion and amortization	499	471	497
Impairment and other	—	54	82
Total costs and expenses	2,020	2,269	1,955
Income before income taxes	817	888	365
Provision for income taxes	215	282	160
Net income	602	606	205
Less: Net income attributable to noncontrolling interests	98	91	86
Net income attributable to Hess Corporation	$504	$515	$119

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	Nine Months Ended September 30,
Income Statement	2023	2022

Revenues and non-operating income
Sales and other operating revenues	$7,500	$8,390
Gains on asset sales, net	2	25
Other, net	108	101
Total revenues and non-operating income	7,610	8,516
Costs and expenses
Marketing, including purchased oil and gas	1,846	2,507
Operating costs and expenses	1,303	1,067
Production and severance taxes	155	200
Exploration expenses, including dry holes and lease impairment	230	134
General and administrative expenses	359	314
Interest expense	362	369
Depreciation, depletion and amortization	1,487	1,199
Impairment and other	82	54
Total costs and expenses	5,824	5,844
Income before income taxes	1,786	2,672
Provision for income taxes	551	807
Net income	1,235	1,865
Less: Net income attributable to noncontrolling interests	266	266
Net income attributable to Hess Corporation	$969	$1,599

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	September 30, 2023	December 31, 2022
Balance Sheet Information
Assets
Cash and cash equivalents	$2,018	$2,486
Other current assets	1,898	1,445
Property, plant and equipment – net	16,421	15,098
Operating lease right-of-use assets – net	481	570
Finance lease right-of-use assets – net	113	126
Other long-term assets	2,270	1,970
Total assets	$23,201	$21,695
Liabilities and equity
Current portion of long-term debt	$307	$3
Current portion of operating and finance lease obligations	200	221
Other current liabilities	2,489	2,172
Long-term debt	8,241	8,278
Long-term operating lease obligations	392	469
Long-term finance lease obligations	163	179
Other long-term liabilities	2,110	1,877
Total equity excluding accumulated other comprehensive income (loss)	8,823	7,986
Accumulated other comprehensive income (loss)	(192)	(131)
Noncontrolling interests	668	641
Total liabilities and equity	$23,201	$21,695

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	September 30, 2023	December 31, 2022
Total Debt
Hess Corporation	$5,400	$5,395
Midstream (a)	3,148	2,886
Hess Consolidated	$8,548	$8,281
(a) Midstream debt is non-recourse to Hess Corporation.

	September 30, 2023	December 31, 2022
Debt to Capitalization Ratio (a)
Hess Consolidated	48.4%	50.0%
Hess Corporation as defined in debt covenants	34.3%	36.1%
(a)Includes finance lease obligations.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Interest Expense
Gross interest expense – Hess Corporation	$85	$88	$259	$266
Less: Capitalized interest – Hess Corporation	(14)	(3)	(29)	(6)
Interest expense – Hess Corporation	71	85	230	260
Interest expense – Midstream (a)	46	40	132	109
Interest expense – Hess Consolidated	$117	$125	$362	$369
(a)Midstream interest expense is reported in the Midstream operating segment.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	Third Quarter 2023	Third Quarter 2022	Second Quarter 2023
Cash Flow Information

Cash Flows from Operating Activities
Net income	$602	$606	$205
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
(Gains) losses on asset sales, net	(2)	—	—
Depreciation, depletion and amortization	499	471	497
Impairment and other	—	54	82
Exploratory dry hole costs	4	19	62
Exploration lease impairment	11	4	8
Stock compensation expense	16	17	18
Noncash (gains) losses on commodity derivatives, net	52	165	52
Provision (benefit) for deferred income taxes and other tax accruals	67	69	50
Net cash provided by (used in) operating activities before changes in operating assets and liabilities	1,249	1,405	974
Changes in operating assets and liabilities	(263)	(66)	—
Net cash provided by (used in) operating activities	986	1,339	974
Cash Flows from Investing Activities
Additions to property, plant and equipment - E&P	(953)	(657)	(778)
Additions to property, plant and equipment - Midstream	(53)	(66)	(43)
Proceeds from asset sales, net of cash sold	3	—	—
Other, net	(1)	(4)	—
Net cash provided by (used in) investing activities	(1,004)	(727)	(821)
Cash Flows from Financing Activities
Net borrowings (repayments) of debt with maturities of 90 days or less	78	(48)	77
Debt with maturities of greater than 90 days:
Borrowings	—	20	—
Repayments	—	—	—
Cash dividends paid	(134)	(115)	(134)
Common stock acquired and retired	—	(150)	—
Proceeds from sale of Class A shares of Hess Midstream LP	—	—	167
Noncontrolling interests, net	(136)	(79)	(132)
Employee stock options exercised	6	4	1
Payments on finance lease obligations	(3)	(1)	(2)
Other, net	(1)	(18)	(4)
Net cash provided by (used in) financing activities	(190)	(387)	(27)
Net Increase (Decrease) in Cash and Cash Equivalents	(208)	225	126
Cash and Cash Equivalents at Beginning of Period	2,226	2,159	2,100
Cash and Cash Equivalents at End of Period	$2,018	$2,384	$2,226

Additions to Property, Plant and Equipment included within Investing Activities
Capital expenditures incurred	$(1,013)	$(726)	$(956)
Increase (decrease) in related liabilities	7	3	135
Additions to property, plant and equipment	$(1,006)	$(723)	$(821)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	Nine Months Ended September 30,
	2023	2022
Cash Flow Information

Cash Flows from Operating Activities
Net income	$1,235	$1,865
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
(Gains) losses on asset sales, net	(2)	(25)
Depreciation, depletion and amortization	1,487	1,199
Impairment and other	82	54
Exploratory dry hole costs	97	19
Exploration lease impairment	24	14
Pension settlement loss	—	2
Stock compensation expense	69	66
Noncash (gains) losses on commodity derivatives, net	104	383
Provision (benefit) for deferred income taxes and other tax accruals	159	243
Net cash provided by (used in) operating activities before changes in operating assets and liabilities	3,255	3,820
Changes in operating assets and liabilities	(657)	(1,128)
Net cash provided by (used in) operating activities	2,598	2,692
Cash Flows from Investing Activities
Additions to property, plant and equipment - E&P	(2,504)	(1,755)
Additions to property, plant and equipment - Midstream	(160)	(177)
Proceeds from asset sales, net of cash sold	3	28
Other, net	(5)	(4)
Net cash provided by (used in) investing activities	(2,666)	(1,908)
Cash Flows from Financing Activities
Net borrowings (repayments) of debt with maturities of 90 days or less	258	(61)
Debt with maturities of greater than 90 days:
Borrowings	—	420
Repayments	—	(510)
Cash dividends paid	(405)	(350)
Common stock acquired and retired	(20)	(340)
Proceeds from sale of Class A shares of Hess Midstream LP	167	146
Noncontrolling interests, net	(399)	(430)
Employee stock options exercised	10	44
Payments on finance lease obligations	(7)	(5)
Other, net	(4)	(27)
Net cash provided by (used in) financing activities	(400)	(1,113)
Net Increase (Decrease) in Cash and Cash Equivalents	(468)	(329)
Cash and Cash Equivalents at Beginning of Period	2,486	2,713
Cash and Cash Equivalents at End of Period	$2,018	$2,384

Additions to Property, Plant and Equipment included within Investing Activities
Capital expenditures incurred	$(2,761)	$(1,971)
Increase (decrease) in related liabilities	97	39
Additions to property, plant and equipment	$(2,664)	$(1,932)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	Third Quarter 2023	Third Quarter 2022	Second Quarter 2023
Capital and Exploratory Expenditures

E&P Capital and exploratory expenditures
United States
North Dakota	$329	$226	$264
Offshore and Other	115	57	82
Total United States	444	283	346
Guyana	509	301	508
Malaysia and JDA	43	92	44
Other (a)	2	25	35
E&P Capital and exploratory expenditures	$998	$701	$933

Total exploration expenses charged to income included above	$50	$35	$29

Midstream Capital expenditures	$65	$60	$52
(a)Other includes capital and exploratory expenditures associated with Suriname in the third quarter of 2022 and Canada in the second quarter of 2023.

	Nine Months Ended September 30,
	2023	2022
Capital and Exploratory Expenditures

E&P Capital and exploratory expenditures
United States
North Dakota	$825	$549
Offshore and Other	226	185
Total United States	1,051	734
Guyana	1,471	906
Malaysia and JDA	134	217
Other (a)	40	46
E&P Capital and exploratory expenditures	$2,696	$1,903

Total exploration expenses charged to income included above	$109	$101

Midstream Capital expenditures	$174	$169
(a)Other includes capital and exploratory expenditures associated with Canada in the first nine months of 2023 and Suriname in the first nine months of 2022.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)
(IN MILLIONS)

	Third Quarter 2023
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$1,651		$1,147		$2,798
Other, net	4		8		12
Total revenues and non-operating income	1,655		1,155		2,810
Costs and expenses
Marketing, including purchased oil and gas (a)	693		26		719
Operating costs and expenses	226		158		384
Production and severance taxes	59		2		61
Midstream tariffs	332		—		332
Exploration expenses, including dry holes and lease impairment	45		20		65
General and administrative expenses	56		10		66
Depreciation, depletion and amortization	234		217		451
Total costs and expenses	1,645		433		2,078
Results of operations before income taxes	10		722		732
Provision for income taxes	—		203		203
Net income (loss) attributable to Hess Corporation	$10	(b)	$519	(c)	$529

	Third Quarter 2022
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$2,022		$1,100		$3,122
Other, net	16		6		22
Total revenues and non-operating income	2,038		1,106		3,144
Costs and expenses
Marketing, including purchased oil and gas (a)	972		27		999
Operating costs and expenses	194		128		322
Production and severance taxes	67		5		72
Midstream tariffs	313		—		313
Exploration expenses, including dry holes and lease impairment	33		25		58
General and administrative expenses	45		9		54
Depreciation, depletion and amortization	208		217		425
Impairment and other	54		—		54
Total costs and expenses	1,886		411		2,297
Results of operations before income taxes	152		695		847
Provision for income taxes	—		275		275
Net income (loss) attributable to Hess Corporation	$152	(d)	$420	(e)	$572
(a)Includes amounts charged from the Midstream segment.
(b)Includes after-tax losses from realized crude oil hedging activities of $33 million (noncash premium amortization: $33 million; cash settlement:  $0 million).
(c)Includes after-tax losses from realized crude oil hedging activities of $19 million (noncash premium amortization: $19 million; cash settlement:  $0 million).
(d)Includes after-tax losses from realized crude oil hedging activities of $100 million (noncash premium amortization: $100 million; cash settlement: $0 million).
(e)Includes after-tax losses from realized crude oil hedging activities of $65 million (noncash premium amortization: $65 million; cash settlement: $0 million).

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)
(IN MILLIONS)

	Second Quarter 2023
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$1,299		$988		$2,287
Other, net	6		2		8
Total revenues and non-operating income	1,305		990		2,295
Costs and expenses
Marketing, including purchased oil and gas (a)	537		27		564
Operating costs and expenses	241		143		384
Production and severance taxes	45		1		46
Midstream tariffs	302		—		302
Exploration expenses, including dry holes and lease impairment	23		76		99
General and administrative expenses	50		11		61
Depreciation, depletion and amortization	212		238		450
Impairment and other	82		—		82
Total costs and expenses	1,492		496		1,988
Results of operations before income taxes	(187)		494		307
Provision for income taxes	—		152		152
Net income (loss) attributable to Hess Corporation	$(187)	(b)	$342	(c)	$155
(a)Includes amounts charged from the Midstream segment.
(b)Includes after-tax losses from realized crude oil hedging activities of $34 million (noncash premium amortization: $34 million; cash settlement: $0 million).
(c)Includes after-tax losses from realized crude oil hedging activities of $18 million (noncash premium amortization: $18 million; cash settlement: $0 million).

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)
(IN MILLIONS)

	Nine Months Ended September 30, 2023
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$4,315		$3,179		$7,494
Other, net	19		15		34
Total revenues and non-operating income	4,334		3,194		7,528
Costs and expenses
Marketing, including purchased oil and gas (a)	1,814		88		1,902
Operating costs and expenses	672		419		1,091
Production and severance taxes	150		5		155
Midstream tariffs	917		—		917
Exploration expenses, including dry holes and lease impairment	88		142		230
General and administrative expenses	160		33		193
Depreciation, depletion and amortization	649		695		1,344
Impairment and other	82		—		82
Total costs and expenses	4,532		1,382		5,914
Results of operations before income taxes	(198)		1,812		1,614
Provision for income taxes	—		525		525
Net income (loss) attributable to Hess Corporation	$(198)	(b)	$1,287	(c)	$1,089

	Nine Months Ended September 30, 2022
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$5,586		$2,804		$8,390
Other, net	68		13		81
Total revenues and non-operating income	5,654		2,817		8,471
Costs and expenses
Marketing, including purchased oil and gas (a)	2,500		60		2,560
Operating costs and expenses	513		351		864
Production and severance taxes	190		10		200
Midstream tariffs	896		—		896
Exploration expenses, including dry holes and lease impairment	89		45		134
General and administrative expenses	134		24		158
Depreciation, depletion and amortization	595		467		1,062
Impairment and other	54		—		54
Total costs and expenses	4,971		957		5,928
Results of operations before income taxes	683		1,860		2,543
Provision for income taxes	—		788		788
Net income (loss) attributable to Hess Corporation	$683	(d)	$1,072	(e)	$1,755
(a)Includes amounts charged from the Midstream segment.
(b)Includes after-tax losses from realized crude oil hedging activities of $94 million (noncash premium amortization: $94 million; cash settlement: $0 million).
(c)Includes after-tax losses from realized crude oil hedging activities of $44 million (noncash premium amortization: $44 million; cash settlement: $0 million).
(d)Includes after-tax losses from realized crude oil hedging activities of $256 million (noncash premium amortization: $233 million; cash settlement: $23 million).
(e)Includes after-tax losses from realized crude oil hedging activities of $164 million (noncash premium amortization: $150 million; cash settlement: $14 million).

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION OPERATING DATA

	Third Quarter 2023	Third Quarter 2022	Second Quarter 2023
Net Production Per Day (in thousands)

Crude oil - barrels
United States
North Dakota	87	79	79
Offshore	21	21	23
Total United States	108	100	102
Guyana (a)	108	98	110
Malaysia and JDA	5	4	4
Other (b)	—	15	—
Total	221	217	216

Natural gas liquids - barrels
United States
North Dakota	70	58	68
Offshore	1	2	1
Total United States	71	60	69

Natural gas - mcf
United States
North Dakota	195	176	206
Offshore	37	41	45
Total United States	232	217	251
Malaysia and JDA	383	320	359
Other (b)	—	10	—
Total	615	547	610

Barrels of oil equivalent	395	368	387
(a)Production from Guyana includes 14,000 bopd of tax barrels in the third quarter of 2023, 7,000 bopd of tax barrels in the third quarter of 2022 and 13,000 bopd of tax barrels in the second quarter of 2023.
(b)Other includes production from Libya. The Corporation sold its interest in the Waha Concession in Libya in November 2022. Libya net production was 17,000 boepd in the third quarter of 2022.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION OPERATING DATA

	Nine Months Ended September 30,
	2023	2022
Net Production Per Day (in thousands)

Crude oil - barrels
United States
North Dakota	81	75
Offshore	22	20
Total United States	103	95
Guyana (a)	110	65
Malaysia and JDA	4	4
Other (b)	—	17
Total	217	181

Natural gas liquids - barrels
United States
North Dakota	66	51
Offshore	2	2
Total United States	68	53

Natural gas - mcf
United States
North Dakota	187	160
Offshore	43	42
Total United States	230	202
Malaysia and JDA	370	355
Other (b)	—	11
Total	600	568

Barrels of oil equivalent	385	329
(a)Production from Guyana includes 14,000 bopd of tax barrels in the first nine months of 2023 and 2,000 bopd in the first nine months of 2022.
(b)Other includes production from Libya. The Corporation sold its interest in the Waha Concession in Libya in November 2022. Libya net production was 19,000 boepd in the first nine months of 2022.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION OPERATING DATA

	Third Quarter 2023	Third Quarter 2022	Second Quarter 2023
Sales Volumes Per Day (in thousands) (a)
Crude oil – barrels	223	208	217
Natural gas liquids – barrels	71	58	67
Natural gas – mcf	615	547	610
Barrels of oil equivalent	397	357	386

Sales Volumes (in thousands) (a)
Crude oil – barrels	20,519	19,118	19,740
Natural gas liquids – barrels	6,500	5,299	6,084
Natural gas – mcf	56,553	50,343	55,548
Barrels of oil equivalent	36,445	32,807	35,082

	Nine Months Ended September 30,
	2023	2022
Sales Volumes Per Day (in thousands) (a)
Crude oil – barrels	218	174
Natural gas liquids – barrels	67	51
Natural gas – mcf	600	568
Barrels of oil equivalent	385	320

Sales Volumes (in thousands) (a)
Crude oil – barrels	59,420	47,461
Natural gas liquids – barrels	18,345	14,018
Natural gas – mcf	163,793	155,052
Barrels of oil equivalent	105,064	87,321
(a)Sales volumes from purchased crude oil, natural gas liquids, and natural gas are not included in the sales volumes reported.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION OPERATING DATA

	Third Quarter 2023	Third Quarter 2022	Second Quarter 2023
Average Selling Prices

Crude oil - per barrel (including hedging)
United States
North Dakota	$76.06	$79.04	$65.67
Offshore	78.50	78.80	68.32
Total United States	76.56	79.00	66.24
Guyana	86.24	92.02	75.82
Malaysia and JDA	87.21	85.23	68.87
Other (a)	—	87.90	—
Worldwide	81.53	85.32	71.13

Crude oil - per barrel (excluding hedging)
United States
North Dakota	$79.43	$89.80	$69.22
Offshore	81.86	89.47	71.86
Total United States	79.92	89.74	69.79
Guyana	88.06	98.91	77.64
Malaysia and JDA	87.21	85.23	68.87
Other (a)	—	94.96	—
Worldwide	84.07	93.95	73.74

Natural gas liquids - per barrel
United States
North Dakota	$20.17	$35.41	$17.90
Offshore	20.15	36.30	20.17
Worldwide	20.17	35.44	17.95

Natural gas - per mcf
United States
North Dakota	$1.56	$6.67	$1.29
Offshore	2.35	8.12	1.62
Total United States	1.69	6.94	1.35
Malaysia and JDA	6.32	5.07	5.56
Other (a)	—	7.03	—
Worldwide	4.57	5.85	3.82
(a)Other includes prices related to production from Libya. The Corporation sold its interest in the Waha Concession in Libya in November 2022.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION OPERATING DATA

	Nine Months Ended September 30,
	2023	2022
Average Selling Prices

Crude oil - per barrel (including hedging)
United States
North Dakota	$70.35	$85.39
Offshore	71.55	86.13
Total United States	70.62	85.56
Guyana	80.41	96.24
Malaysia and JDA	76.84	93.16
Other (a)	—	95.49
Worldwide	75.72	90.30

Crude oil - per barrel (excluding hedging)
United States
North Dakota	$73.72	$95.33
Offshore	74.89	95.96
Total United States	73.98	95.47
Guyana	81.86	103.94
Malaysia and JDA	76.84	93.16
Other (a)	—	104.67
Worldwide	78.04	99.14

Natural gas liquids - per barrel
United States
North Dakota	$20.70	$38.51
Offshore	21.52	37.86
Worldwide	20.72	38.48

Natural gas - per mcf
United States
North Dakota	$1.73	$5.97
Offshore	2.12	6.71
Total United States	1.81	6.13
Malaysia and JDA	5.78	5.72
Other (a)	—	5.65
Worldwide	4.26	5.86
(a)Other includes prices related to production from Libya. The Corporation sold its interest in the Waha Concession in Libya in November 2022.
The following is a summary of the Corporation’s outstanding commodity hedging program for the remainder of calendar 2023:

	WTI	Brent
Barrels of oil per day	80,000	50,000
Average monthly floor price	$70	$75